Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure Policies and Procedures” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated July 27, 2023, and each included in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, File No. 333-56018) of Buffalo Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 25, 2023, with respect to the financial statements and financial highlights of Buffalo Funds (comprised of Buffalo Discovery Fund, Buffalo Dividend Focus Fund, Buffalo Early Stage Growth Fund, Buffalo Flexible Income Fund, Buffalo Growth Fund, Buffalo High Yield Fund, Buffalo International Fund, Buffalo Large Cap Fund, Buffalo Mid Cap Fund, and Buffalo Small Cap Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
July 27, 2023